UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2013
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 14, 2013, 8x8, Inc. (the "Company") entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the several underwriters named in the underwriting agreement, relating to the sale by the Company in a public offering of 12,500,000 shares of its common stock, par value $0.001 per share, at a public offering price of $9.25 per share, less underwriting discounts and commissions of $0.4625 per share. The offering is being made pursuant to a shelf registration statement (Registration No. 333-187421) filed with the Securities and Exchange Commission (the "Commission") on March 21, 2013, as amended on April 3, 2013 and declared effective on April 5, 2013 (the "Registration Statement"), including a base prospectus dated April 3, 2013 (the "Base Prospectus"); a preliminary prospectus supplement dated November 11, 2013 (the "Preliminary Prospectus Supplement"); and a final prospectus supplement dated November 14, 2013 (together with the Base Prospectus and Preliminary Prospectus Supplement, the "Prospectus").

Under the terms of the underwriting agreement, the Company has granted the underwriters a 30-day option to purchase up to 1,875,000 additional shares of common stock. After deducting underwriting discounts and commissions and estimated expenses of the public offering, the Company expects to receive approximately $109.3 million in net proceeds, plus any proceeds received from the exercise of the underwriters' option. The Company intends to use the net proceeds for working capital and other general corporate purposes, including expanding sales and marketing and research and development. The Company also may use a portion of the net proceeds for the acquisition of technologies, businesses or products that are complementary to its business, although no such acquisitions, other than the Company's pending acquisition of Voicenet Solutions Limited, are subject to any plan or arrangement or are being negotiated as of the date of this Current Report, and no portion of the net proceeds has been allocated for any specific acquisition.

The underwriting agreement contains contractual representations, warranties and covenants that have been provided by the Company as assurances to the underwriters primarily as conclusions regarding various legal matters as of the dates set forth in the underwriting agreement. These representations, warranties and covenants were not provided to the underwriters in order to supplement any of the information contained in the Registration Statement or the Prospectus and are not otherwise statements of fact made to investors about the Company as part of the offering. The Company expects to close the sale of the common stock on or about November 20, 2013, subject to customary closing conditions.

The foregoing summary of the underwriting agreement is qualified in its entirety by reference to the actual underwriting agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the underwriting agreement (Exhibit 1.1); (2) the opinion of Bingham McCutchen LLP as to the validity of the issuance of the shares of common stock in the offering (Exhibit 5.1); (3) the consent of Bingham McCutchen LLP (Exhibit 23.1); and (4) certain information relating to Part II, Item 14 "Other Expenses of Issuance and Distribution" of the Registration Statement (Exhibit 99.1).

Item 8.01.    Other Events

On November 15, 2013, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits

(d)
Exhibits	Description
1.1

Underwriting Agreement dated November 14, 2013 by and between 8x8, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Bingham McCutchen LLP.
23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).
99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-187421).
99.2	Press release dated November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibits	Description
1.1

Underwriting Agreement dated November 14, 2013 by and between 8x8, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Bingham McCutchen LLP.
23.1	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1).
99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-187421).
99.2	Press release dated November 15, 2013.